Exhibit 99.1

ICAD APPOINTS RICHARD CHRISTOPHER EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

NASHUA, N.H. – November 8, 2016 – iCAD (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today announced that Richard C. Christopher has been appointed Executive Vice President and Chief Financial Officer, effective December 5, 2016. Mr. Christopher has more than 25 years of financial management experience, including having served as CFO of two public companies with dermatology-related businesses. Upon Mr. Christopher’s joining of the Company, interim Chief Financial Officer R. Scott Areglado, will resume his role as Vice President and Corporate Controller.

“Rich’s executive leadership and corporate finance experience with public companies in the dermatology market make him a strong addition to the iCAD leadership team,” said Ken Ferry, CEO of iCAD. “He has a proven track record managing the financial activities for growth businesses, along with deep background in strategic planning and operations. This includes serving as CFO of DUSA Pharmaceuticals, Inc. a NASDAQ-listed specialty dermatology company, for more than 8 years, helping drive revenue from $1 million to more than $50 million with solid profitability prior to its sale for $230 million. We believe this makes Rich an excellent strategic fit with iCAD, particularly given that the dermatology eBx business represents our largest market opportunity. This combined with our breast tomosynthesis software, gives us two key growth drivers in 2017 and beyond. We look forward to working with Rich to refine and execute on our commercial activities and long-term strategic plan to deliver profitable growth and increased shareholder value.”

Mr. Christopher commented, “It is an exciting time to join iCAD – the Company is well positioned with leading technologies in its Cancer Therapy and Cancer Detection businesses and has significant potential to increase its market penetration. I look forward to working with the team to bring these technologies to more physicians and patients around the world.”

Mr. Christopher currently serves as Chief Financial and Operating Officer of Caliber Imaging & Diagnostics, Inc., a privately-held medical technology company that designs, develops, and markets innovative imaging solutions that shows tissue at the cellular level, with primary applications in dermatology. He joined Caliber I.D. as Chief Financial Officer in 2014 when it was a publicly-traded company and was appointed to the Chief Operating Officer position in 2015. Prior to this, Mr. Christopher was Vice President, Finance and Chief Financial Officer of DUSA Pharmaceuticals, Inc., a NASDAQ-listed specialty dermatology company focused on the treatment of precancerous skin lesions. He joined DUSA in 2000 and held a series of positions of increasing responsibility, including serving as Chief Financial Officer from 2005 through its acquisition and integration into Sun Pharmaceuticals Industries Limited in 2013. He received a Master’s of Science Degree in Accounting from Suffolk University and a Bachelor’s of Science Degree in Finance from Bentley University.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer-aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast, prostate and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared, CE marked, and licensed in a growing number of countries for the treatment of cancer anywhere in the body, including treatment of early-stage breast cancer, gynecological cancers and non-melanoma skin cancer. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit or www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

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Contact:

For iCAD investor relations:

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Zack Kubow, 646-536-7030

www.theruthgroup.com

iCAD@theruthgroup.com

or

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Berry & Company Public Relations, LLC

Jessica Burns, 212-253-8881

jburns@berrypr.com